EXHIBIT 5.1


                           GIBSON, HAGLUND & PAULSEN

                                           Attorneys
       Utah Office                                         California Office
Jordan Commons, Suite 900                                   Jamboree Center
   9350 South 150 East                                  2 Park Plaza, Suite 450
   Sandy, Utah  84070                                  Irvine, California  92614
     (801) 501-7800                                         (949) 752-1100
Facsimile (801) 501-7844                               Facsimile (949) 752-1144


                                   Utah Office


May 3, 2002


Cedar Mountain Distributors, Inc.
1236 East Frontier Lane
Olathe, Kansas 66062

         Re:  Registration of Shares of Common Stock on Form SB-2


Gentlemen:

         We have examined a copy of the Registration Statement on Form SB-2 (the "Registration Statement") filed on July 10, 2001, as amended on February 22, 2002, SEC file number 333-64840, of Cedar Mountain Distributors, Inc., a Nevada corporation (the "Company"), for the registration under the Securities Act of 1933, as amended, of 200,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"). We have also examined the Certificate of Incorporation of the Company, and such other corporate records and other documents as we have deemed necessary in order to express the opinion set forth below.

         We are of the opinion that, upon payment in full of the price therefor, and upon issuance, the Shares will have been duly authorized, legally issued, fully paid and nonassessable shares of Common Stock of the Company under the laws of the State of Nevada, where the Company is incorporated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,


                                                  /s/ Edward B. Paulsen
                                                  -----------------------------
                                                  Gibson, Haglund & Paulsen

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